SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

TEMPLETON GLOBAL INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Templeton Global Investment Trust 300 S.E. 2nd Street Fort Lauderdale, FL 33301 Tel (800) 632-2301 franklintempleton.com

September 14, 2018

IMPORTANT DEADLINE

Subject: Please Vote on Important Operating Initiatives for Templeton Frontier Markets Fund

Dear Valued Shareholder:

According to our records, you have not yet voted for the Special Meeting of Shareholders of Templeton Frontier Markets Fund, a series of Templeton Global Investment Trust, scheduled to be held on September 21, 2018. You are receiving this letter because you are a significant holder and your vote is important to the matters of the Fund.

Please help us by casting your proxy vote today.

Voting is fast and easy using one of the options below:

Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy ballot.

Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot and following the instructions on the website.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided.

If you vote now, you’ll ensure your shares are represented. Shareholders can also vote in person on the proposed changes at a special meeting to be held on September 21, 2018. Detailed information about the special meeting and this proposal can be found in the Proxy Statement.

If you have any questions about this proposal, contact AST Fund Solutions at (888) 644-6071 extension 12887. Thank you in advance for your participation.

Sincerely,

Lori A. Weber

Vice President and Secretary

Templeton Global Investment Trust

Enclosure

Not FDIC Insured | May Lose Value | No Bank Guarantee

Templeton Frontier Markets Fund 300 S.E. 2nd Street Fort Lauderdale, FL 33301 tel (800) 632-2301 franklintempleton.com

Shareholder Name Address 1 Address 2 Address 3

September 12, 2018

IMPORTANT DEADLINE

Subject: TEMPLETON FRONTIER MARKETS FUND

Dear Valued Shareholder:

As a shareholder of Templeton Frontier Markets Fund, you are an important part of the decisions made in the fund. We are requesting your prompt response pertaining to an important operating initiative. We need to hear from you no later than September 21, 2018.

It is very important that we speak to you regarding this matter. The call will only take a few moments of your time and there is no confidential information required.

Please contact our proxy vendor, AST Fund Solutions toll-free at (888) 644-6071 between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday. At the time of the call please reference the number listed below.

Thank you.

Lori A. Weber

Vice President and Secretary

Templeton Global Investment Trust

REFERENCE NUMBER: 123456789